   As filed with the Securities and Exchange Commission on January 16, 1998

                                                 Registration No. 333-43197

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CONNECT, INC.
             (Exact Name of Registrant as specified in its charter)

        Delaware                                      77-0431045
 (State of incorporation)                (I.R.S. Employer Identification No.)

                                515 Ellis Street
                        Mountain View, California 94043
                                 (650) 254-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Gordon J. Bridge
                     President and Chief Executive Officer
                                 CONNECT, Inc.
                               515 Ellis Street
                        Mountain View, California 94043
                                (650) 254-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Donald M. Keller, Jr.
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16.


                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The Registrant will bear no expenses in connection with any sale or other distribution by the Selling Stockholders of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


                SEC registration fee                   $ 3,900
                Legal fees and expenses                 20,000
                Accounting fees and expenses             8,000
                Miscellaneous expenses                   3,100
                                                        ------
                Total                                  $35,000
                                                       =======

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance.

     In connection with this offering, the Selling Stockholders have agreed to indemnify the Registrant, its directors and officers and each such person who controls the Registrant, against any and all liability arising from inaccurate information provided to the Registrant by the Selling Stockholders and contained herein.

Item 16.  Exhibits.

          Exhibits.
          --------

          5.1   Opinion of Venture Law Group, A Professional Corporation

          23.1* Consent of Independent Auditors (see page II-5)

          23.2   Consent of Counsel (included in Exhibit 5.1)

          24.1*  Power of Attorney (see page II-4)
          --------------------------------

          * Previously filed.


Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
           Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, CONNECT, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, State of California, on January 16, 1998.



                     CONNECT, INC.

                     By: /s/ JOSEPH G. GIRATA
                        ---------------------------------
                             Joseph G. Girata
                             Vice President, Finance and Administration
                             and Chief Financial Officer

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                   Title                               Date
       ---------                                   -----                               ----
    GORDON J. BRIDGE*               President, Chief Executive Officer            January 16, 1998
------------------------------      and Chairman of the Board of
Gordon J. Bridge                    Directors


/s/ JOSEPH G. GIRATA                Vice President of Finance and                 January 16, 1998
------------------------------      Administration and Chief Financial
Joseph G. Girata                    Officer (Principal Financial and
                                    Accounting Officer)


    PROMOD HAQUE*                   Director                                      January 16, 1998
------------------------------
Promod Haque


    RICHARD H. LUSSIER*             Director                                      January 16, 1998
------------------------------
Richard H. Lussier


    RORY T. O'DRISCOLL*             Director                                      January 16, 1998
------------------------------
Rory T. O'Driscoll


    RICHARD W. WEENING*             Director                                      January 16, 1998
------------------------------
Richard W. Weening


    WILLIAM B. WELTY*               Director                                      January 16, 1998
------------------------------
William B. Welty

* By:  /s/ JOSEPH G. GIRATA
      ------------------------
        (Attorney-in-fact)

                               INDEX TO EXHIBITS


Exhibit Number              Description
--------------              -----------
    5.1                       Opinion of Venture Law Group, A Professional Corporation

    23.1*                     Consent of Independent Auditors (see page II-5)

    23.2                      Consent of Counsel (included in Exhibit 5.1)

    24.1*                     Power of Attorney (see page II-4)

------------------------------

* Previously filed.